CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 Amendment no. 4 of our report dated March 7, 2014 with respect to the audited consolidated financial statements of EFactor Group Corp for the year ended December 31, 2013.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

April 15, 2014